UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): August 26, 2008 (August 20, 2008)

CHINA NEW ENERGY GROUP COMPANY

(Exact name of registrant as specified in its charter)

Delaware	333-108690	65-0972647
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

17th Floor, HongJi Building, JinWei Road
HeBei District, Tianjin, China
(Address of principal executive offices)

(86 22) 2626 9216
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01 Entry into a Material Definitive Agreement.

On August 14, 2008, China New Energy Group Company (the “Company”) filed a Current Report on Form 8-K describing a Series A Convertible Preferred Stock Securities Purchase Agreement (the “SPA”) entered into by the Company on August 8, 2008 with China Hand Fund I, L.P. (“China Hand”) providing for the sale to China Hand of 1,857,373 shares of the Company’s Series A Convertible Preferred Stock (the “Preferred Stock”) and warrants to purchase 13,001,608 shares of the Company’s common stock at an initial excercise price of $0.187 per share (subject to adjustments) for a period of 5 years following the date of issuance (the “Warrants”) for a purchase price of $9,000,000 (the “Private Placement”).

On August 20, 2008, the Private Placement was consummated and all of the Preferred Stock and the Warrants were sold to China Hand and payment was received by the Company. Kuhns Brothers Securities Corporation (“Kuhns Brothers”) acted as placement agent in connection with the Private Placement. As compensation for its services, Kuhns Brothers received a cash fee equal to $900,000, representing 10% of the gross proceeds received from the Private Placement, as well as warrants to purchase 6,500,804 shares of the Company’s common stock (the “Agent Warrants”), representing 10% the aggregate number of shares of common stock issuable to China Hand in the Private Placement upon conversion of the Preferred Stock.

In connection with the closing of the Private Placement, the Company also entered into a Registration Rights Agreement (the “Registration Rights Agreement”) with China Hand pursuant to which, among other things, the Company agreed to register all of the shares of common stock underlying the securities issued to China Hand (collectively, the “Shares”) within a pre-defined period. Under the terms of the Registration Rights Agreement, the Company is obligated to file a registration statement (the “Registration Statement”) under the Securities Act of 1933 covering the resale of the Shares. The Company is subject to registration delay payments in amounts prescribed by the Registration Rights Agreement if it is unable to file the Registration Statement, cause it to become effective or maintain its effectiveness as required by the Registration Rights Agreement.

Also in connection with the closing of the Private Placement, the Company entered into a Securities Escrow Agreement with China Hand and Escrow, LLC (the “Escrow Agent”) whereby the Company delivered to the Escrow Agent 557,212 shares of Preferred Stock to be released from escrow to China Hand if the performance thresholds as prescribed in the SPA are not met by the Company. The Company also delivered 46,434 shares of Preferred Stock to the Escrow Agent to be released to China Hand if the Company’s common stock is not listed and trading on a national stock exchange, as specified by the SPA, by January 31, 2010.

Additionally, the Company and China Hand entered into a Shareholders Agreement (the “Shareholders Agreement”), with and among Quick Rise Investments Limited, Waterpower Investments Limited and Eternal International Holding Group Limited, each of whom are existing shareholders of the Company (each a “Shareholder” and collectively, the “Shareholders”). Pursuant to the Shareholders Agreement, the Shareholders agree not to sell, offer, transfer or pledge any shares of the Company’s common stock owned by such Shareholder until 12 months from the date that all of the Shares have been registered in accordance with the Registration Statement, provided that no such restriction on the Shareholders will exist 12 months from the date that all of the Shares are eligible to be sold pursuant to Rule 144 of the Securities Act. Additionally, China Hand agreed that it will not offer, sell, transfer or pledge in excess of 50% of its shares of Preferred Stock or shares of the Company’s common stock underlying the Preferred Shares and Warrants within 12 months from the date of closing of the Private Placement.

The Company and China Hand also entered into a letter agreement (the “Letter Agreement”), dated August 20, 2008, whereby the Company agreed to cause its subsidiaries to take certain actions with respect to their operations within 70 days of the closing of the Private Placement (the “Cure Period”). If such actions are not taken within the Cure Period, then China Hand will be entitled to liquidated damages equal to $90,000, representing 1% of the gross proceeds of the Private Placement, on the 71st day following the closing of the Private Placement and every 30 days thereafter until the obligations set forth in the Letter Agreement are satisfied. Notwithstanding the foregoing, no such liquidated damages payments will be due to China hand if the obligations set forth in the Letter Agreement are satisfied on or before the 90th day following the closing of the Private Placement, nor will the total aggregate amount of liquidated damages due to China Hand exceed $900,000.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Warrants, Registration Rights Agreement, Securities Escrow Agreement, Shareholders Agreement and Letter Agreement or the transactions contemplated thereby or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Warrants, Registration Rights Agreement, Securities Escrow Agreement and Shareholders Agreement attached hereto as Exhibits 4.1, 10.1, 10.2, 10.3 and 10.4, respectively.

Item 3.01 Unregistered Sales of Equity Securities

The information pertaining to the Preferred Stock in Item 1.01 is incorporated herein by reference in its entirety. Neither the shares of Preferred Stock or the shares of the Company’s common stock issuable upon conversion of the Preferred Stock or the Warrants have been registered under the Securities Act of 1933, as amended, and may not be offered or sold in the United States absent registration or an applicable exemption from registration requirements. The Company intends to issue these shares in reliance on the exemption from registration provided by Regulation D. This current report on Form 8-K does not constitute an offer to sell, or a solicitation of an offer to buy, any security and shall not constitution an offer, solicitation or sale in any jurisdiction in which such offering would be unlawful.

Item 3.03 Material Modification to the Rights of Security Holders

In connection with the Private Placement, the Company filed a Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock with the Secretary of State of the State of Delaware (the “Certificate”). Pursuant to the Certificate, there are 5,550,000 shares of Preferred Stock authorized. The holders of the Preferred Stock will be entitled to cumulative dividends at a rate of 6% of the price paid per share, as may be adjusted in accordance with the Certificate, per annum compounded daily and payable semi-annually. Additionally, in addition to the right to vote as a separate class of securities, the holders of the Preferred Stock are entitled to vote together with the holders of the Company’s common stock, with each such holder of Preferred Stock entitled to the number of votes equal to the number of shares of the Company’s common stock in to which such Preferred Stock would be converted if converted on the record date for the taking of a vote.

Each share of Preferred Stock is initially convertible, at any time at the sole option of the holder of such Preferred Stock, into 35 shares of the Company’s common stock, subject to future adjustments as provided for in the Certificate. The Preferred Stock shall automatically convert into shares of the Company’s common stock immediately prior to any transaction resulting in a change in control of the Company. Further, the Company shall have the rightto convert the preferred stock at any time following the achievement of certain performance milestones as prescribed by the Certificate.

The foregoing summary does not purport to be a complete statement of the parties’ rights and obligations under the Certificate or a complete explanation of the material terms thereof. The foregoing summary is qualified in its entirety by reference to the Certificate attached hereto as Exhibit 4.2.

Item 9.01 Financial Statements And Exhibits

(d)  Exhibits

Exhibit No.	Description
4.1	Form of Warrant

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

10.1	Registration Rights Agreement, between China New Energy Group Company and China Hand Fund I, L.P., dated August 20, 2008.

10.2	Securities Escrow Agreement, among China New Energy Group Company, China Hand Fund I, L.P. and Escrow LLC, dated August 20, 2008.

10.3
Shareholders Agreement, among China New Energy Group Company, China Hand Fund I, L.P., Quick Rise Investments Limited, Waterpower Investments Limited and Eternal International Holding Group Limited, dated August 20, 2008.

10.4	Letter Agreement between China New Energy Group Company and China Hand Fund I, L.P., dated August 20, 2008.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CHINA NEW ENERGY GROUP COMPANY

Dated: August 26, 2008	By:	/s/ Jiaji Shang
Jiaji Shang
Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Description
4.1	Form of Warrant

4.2	Certificate of Designations of Preferences, Rights and Limitations of Series A Convertible Preferred Stock

10.1	Registration Rights Agreement, between China New Energy Group Company and China Hand Fund I, L.P., dated August 20, 2008.

10.2	Securities Escrow Agreement, among China New Energy Group Company, China Hand Fund I, L.P. and Escrow LLC, dated August 20, 2008.

10.3
Shareholders Agreement, among China New Energy Group Company, China Hand Fund I, L.P., Quick Rise Investments Limited, Waterpower Investments Limited and Eternal International Holding Group Limited, dated August 20, 2008.

10.4	Letter Agreement between China New Energy Group Company and China Hand Fund I, L.P., dated August 20, 2008.